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                                                                    Exhibit 99.4


                                  OPMAXX, INC.
                                  ------------

                         NOTICE OF GRANT OF STOCK OPTION

                  Notice is hereby given of the following option grant (the "Option") made to purchase shares of OPMAXX, Inc. (the "Company") common stock (the "Common Stock"):

                  Optionee: _____________________________________
                  --------

                  Grant Date: ___________________________________
                  ----------

                  Vesting Commencement Date: ____________________
                  -------------------------

                  Class of Common Stock: Class B Non-Voting

                  Option Price: $_____________per share
                  ------------

                  Number of Option Shares: ________________ shares
                  -----------------------

                  Expiration Date: ______________________________
                  ---------------

                  Type of Option: Incentive/Non-Statutory [circle one]
                  ---------------

                  Exercise Schedule: Immediately Exercisable
                  -----------------

                  Repurchase Right: The Option Shares shall be subject to
                  ----------------
                  repurchase by the Company at the Option Price paid per share. Provided Optionee remains in Service (as defined in the Stock Purchase Agreement attached hereto as Exhibit B), the Company's Repurchase Right will lapse with respect to, and the Optionee shall acquire a vested interest in 25% of the Option Shares in equal successive annual installments over the four
                  (4) year period following the Vesting Commencement Date.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the OPMAXX, Inc, 1997 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee understands that the terms and conditions applicable to any Option Shares purchased thereunder are as set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

                  Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

                  RIGHTS OF FIRST REFUSAL. IN ADDITION TO THE COMPANY'S
                  -----------------------
REPURCHASE RIGHT SET FORTH ABOVE, THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL UPON ANY PROPOSED SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE COMPANY'S SHARES. THE TERMS AND CONDITIONS OF SUCH RIGHTS ARE SPECIFIED IN THE STOCK PURCHASE AGREEMENT ATTACHED HERETO AS EXHIBIT B.

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                  No Employment or Service Contract. Nothing in this Agreement
                  ---------------------------------
or in the Plan shall confer upon the Optionee any right to continue in the Service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for arty reason whatsoever, with or without cause.


_________________________
         Date

                                           OPMAXX, INC.


                                           By:__________________________________

                                           Its:_________________________________


                                           _____________________________________
                                           Optionee

                                   Address:_____________________________________

                                           _____________________________________


                                       2



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                                    EXHIBIT C
                                    ---------

                             1997 STOCK OPTION PLAN
                             ----------------------